Exhibit 99.1

OLB Group Announces Transformational Spin-Off: Shareholders to Receive Equity in Two Distinct Public Companies

NEW YORK CITY, NY / ACCESS Newswire / February 3rd , 2026 — The OLB Group, Inc. (NASDAQ: OLB) (“OLB” or the “Company”), a diversified fintech firm specializing in payment solutions and digital asset technology, today announced the planned structure for the spin-off of DMint, Inc. (“DMint”), its high-growth digital asset mining subsidiary.

A Landmark Opportunity for OLB Shareholders

Upon completion of this transaction, current OLB shareholders will own equity interests in not one, but two separately traded public companies—without investing an additional dollar:

●	OLB Group: A streamlined fintech powerhouse focused on payment processing, merchant services, and e-commerce solutions

●	DMint: A pure-play Bitcoin mining company positioned to capitalize on the expanding digital asset economy

This dual-ownership structure is designed to maximize shareholder value by allowing each business to pursue its distinct growth trajectory with dedicated management, focused capital allocation, and clear market positioning.

How the Distribution Works

Each OLB shareholder of record as of the expected record date will receive DMint shares on a pro rata basis, as will be described in DMint’s Form S-1 (333-282740). No action is required—DMint shares will be delivered directly to your existing brokerage account through the Depository Trust Company system.

In parallel with the spin-off, DMint will conduct a public offering under Form S-1 (333-292762). Following the offering, OLB shareholders will receive, in the aggregate, the remaining DMint shares proportionally based on their OLB holdings. This structure ensures existing shareholders participate in DMint’s equity at its established public market valuation.

Why This Transaction Creates Value

For OLB shareholders, this spin-off unlocks embedded value that may not be fully reflected in today’s share price:

OLB (Post Spin-Off)	DMint
Transaction-driven, recurring fee revenue	Direct exposure to cryptocurrency upside
Predictable fintech operating model	State-of-the-art mining facility in Selmer, Tennessee
Serving the growing digital payments ecosystem	Scalable infrastructure for Bitcoin mining
Lower volatility profile	High-growth potential tied to digital asset markets

By separating these fundamentally different businesses, investors can evaluate and value each company on its own merits—potentially attracting new investor bases for both entities and improving overall market recognition.

Strategic Use of Proceeds

DMint expects to deploy net proceeds from its public offering to:

●	Acquire additional next-generation mining equipment

●	Expand power and hosting capacity

●	Scale operations at its Selmer, Tennessee facility and related sites

●	Strengthen working capital for accelerated growth

Continued Leadership Commitment

OLB’s current leadership team will continue to oversee operations after the spin-off, providing continuity for the core fintech segment. DMint will function as an independent entity, concentrating on bitcoin mining and optimizing its organizational framework to enhance mining efficiency and maximize shareholder value.

About The OLB Group, Inc.

The OLB Group, Inc. is a diversified fintech company delivering a comprehensive suite of payment processing and digital asset technology solutions designed to simplify and enhance the merchant experience. Services include payment facilitator solutions, integrated point-of-sale systems, e-commerce capabilities, and cryptocurrency mining operations through its DMint subsidiary. For more information, visit www.olb.com.

About DMint, Inc.

DMint, Inc. is a cryptocurrency mining company focused on Bitcoin mining operations utilizing state-of-the-art equipment and sustainable energy solutions. DMint operates mining facilities engineered to maximize efficiency and profitability in the digital asset sector. www.dmint.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the anticipated spin-off of DMint, the timing and completion of the proposed public offering, the distribution of DMint shares to OLB shareholders, future Nasdaq listings, and the expected strategies, plans, and growth prospects of OLB and DMint. These forward-looking statements are based on current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially, including risks related to market conditions, regulatory approvals, the effectiveness of registration statements, Nasdaq listing approvals, and other factors described in DMint’s Form S-1s and OLB’s other filings with the Securities and Exchange Commission. OLB undertakes no obligation to update any forward-looking statements, except as required by law.

Investor Contact:

The OLB Group, Inc.

Investor Relations
Email: ir@olb.com
Phone: (212) 278-0900, ext. 333

SOURCE: The OLB Group, Inc

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